Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of National Commercial Bank Jamaica Limited of our report dated December 31, 2012, relating to the financial statements of National Commercial Bank Jamaica Limited, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers

Kingston, Jamaica W.I.

December 31, 2012